Exhibit 99.1

ORCHID ISLAND CAPITAL ANNOUNCES

APRIL 2026 MONTHLY DIVIDEND,

ESTIMATED FIRST QUARTER 2026 RESULTS AND

MARCH 31, 2026 RMBS PORTFOLIO CHARACTERISTICS

●	April 2026 Monthly Dividend of $0.10 Per Share of Common Stock
●	Estimated Book Value Per Share as of March 31, 2026 of $7.08
●	Estimated GAAP net loss of $0.11 per share for the quarter ended March 31, 2026, including an estimated $0.37 per share of net realized and unrealized losses on RMBS and derivative instruments
●	Estimated (1.3)% total return on equity for the quarter ended March 31, 2026
●	Estimated book value, net loss and total return on equity amounts are preliminary, subject to change, and subject to review by the Company’s independent registered public accounting firm
●	RMBS Portfolio Characteristics as of March 31, 2026
●	Next Dividend Announcement Expected May 13, 2026

Vero Beach, Fla., April 15, 2026 - Orchid Island Capital, Inc. (the “Company”) (NYSE: ORC) announced today that the Board of Directors of the Company declared a monthly cash dividend for the month of April 2026. The dividend of $0.10 per share will be paid May 28, 2026 to holders of record of the Company’s common stock on April 30, 2026, with an ex-dividend date of April 30, 2026. The Company plans on announcing its next common stock dividend on May 13, 2026.

The Company intends to make regular monthly cash distributions to its holders of common stock. In order to qualify as a real estate investment trust (“REIT”), the Company must distribute annually to its stockholders an amount at least equal to 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. The Company will be subject to income tax on taxable income that is not distributed and to an excise tax to the extent that a certain percentage of its taxable income is not distributed by specified dates. The Company has not established a minimum distribution payment level and is not assured of its ability to make distributions to stockholders in the future.

Shares Outstanding

As of April 15, 2026, the Company had 200,700,226 shares of common stock outstanding. As of March 31, 2026, the Company had 196,700,226 shares of common stock outstanding. As of December 31, 2025, the Company had 181,985,900 shares of common stock outstanding.

Estimated March 31, 2026 Book Value Per Share

The Company’s estimated book value per share as of March 31, 2026 was $7.08.  The Company computes book value per share by dividing total stockholders' equity by the total number of outstanding shares of common stock. At March 31, 2026, the Company's preliminary estimated total stockholders' equity was approximately $1.4 billion with 196,700,226 shares of common stock outstanding. These figures and the resulting estimated book value per share are preliminary, subject to change, and subject to review by the Company’s independent registered public accounting firm.

Estimated Net Income Per Share and Realized and Unrealized Gains on RMBS and Derivative Instruments

The Company estimates it generated a net loss per share of $0.11 for the quarter ended March 31, 2026, which includes an estimated $0.37 per share of net realized and unrealized losses on RMBS and derivative instruments. These amounts compare to total dividends declared during the quarter of $0.36 per share. Net loss per common share calculated under generally accepted accounting principles can, and does, differ from our REIT taxable income.  The Company views REIT taxable income as a better indication of income to be paid in the form of a dividend rather than net income. Many components of REIT taxable income can only be estimated at this time and our monthly dividends declared are based on both estimates of REIT taxable income to be earned over the course of the current quarter and calendar year and a longer-term estimate of the REIT taxable income of the Company. These figures are preliminary, subject to change, and subject to review by the Company’s independent registered public accounting firm.

Estimated Total Return on Equity

The Company’s estimated total return on equity for the quarter ended March 31, 2026 was (1.3)%. The Company calculates total return on equity as the sum of dividends declared and paid during the quarter plus changes in book value during the quarter, divided by the Company’s stockholders’ equity at the beginning of the quarter.  The total return was $(0.10) per share, comprised of dividends per share of $0.36 and a decrease in book value per share of $0.46 from December 31, 2025.

RMBS Portfolio Characteristics

Details of the RMBS portfolio as of March 31, 2026 are presented below. These figures are preliminary and subject to change and, with respect to figures that will appear in the Company’s financial statements and associated footnotes as of and for the quarter ended March 31, 2026, are subject to review by the Company’s independent registered public accounting firm:

●	RMBS Valuation Characteristics
●	RMBS Assets by Agency
●	Investment Company Act of 1940 (Whole Pool) Test Results
●	Repurchase Agreement Exposure by Counterparty
●	RMBS Risk Measures

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests on a leveraged basis in Agency RMBS. Our investment strategy focuses on, and our portfolio consists of, two categories of Agency RMBS: (i) traditional pass-through Agency RMBS, such as mortgage pass-through certificates and collateralized mortgage obligations issued by Fannie Mae, Freddie Mac or Ginnie Mae, and (ii) structured Agency RMBS. The Company is managed by Bimini Advisors, LLC, a registered investment adviser with the Securities and Exchange Commission.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements include, but are not limited to, statements about the Company’s distributions. These forward-looking statements are based upon Orchid Island Capital, Inc.’s present expectations, but these statements are not guaranteed to occur. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

RMBS Valuation Characteristics
($ in thousands)
										Realized
									Realized	Jan-26 -
									Mar-26	Mar-26
					Net			Weighted	CPR	CPR
					Weighted			Average	(1-Month)	(3-Month)	Modeled Interest
	Current	Fair	% of	Current	Average			Maturity	(Reported	(Reported	Rate Sensitivity (1)
Type	Face	Value	Portfolio	Price	Coupon	GWAC	Age	(Months)	in Apr)	in Apr)	(-50 BPS)	(+50 BPS)
Fixed Rate RMBS
15yr 4.5 TBA	$250,000	$247,871	2.14%	99.15	4.50%	5.41%	7	171	n/a	n/a	$3,448	$(4,028)
15yr Total	250,000	247,871	2.14%	99.15	4.50%	5.41%	7	171	n/a	n/a	3,448	(4,028)
30yr 3.0	323,583	289,277	2.50%	89.40	3.00%	3.52%	59	294	9.0%	6.8%	8,590	(8,692)
30yr 3.5	37,737	34,742	0.30%	92.06	3.50%	4.30%	78	263	0.6%	0.7%	1,021	(1,041)
30yr 4.0	49,244	46,945	0.41%	95.33	4.00%	4.77%	82	273	7.3%	9.4%	1,159	(1,202)
30yr 4.5	445,336	432,346	3.73%	97.08	4.50%	5.46%	27	329	6.8%	7.1%	9,210	(10,243)
30yr 5.0	1,919,774	1,902,660	16.42%	99.11	5.00%	6.01%	12	345	5.1%	5.3%	35,324	(42,135)
30yr 5.5	3,487,634	3,543,675	30.58%	101.61	5.50%	6.46%	12	344	9.9%	9.3%	51,208	(65,674)
30yr 6.0	3,134,525	3,230,524	27.88%	103.06	6.00%	6.93%	16	340	25.7%	21.1%	30,868	(44,012)
30yr 6.5	1,566,127	1,637,361	14.13%	104.55	6.50%	7.39%	19	337	29.2%	23.1%	10,346	(15,847)
30yr 7.0	197,429	208,559	1.80%	105.64	7.00%	7.95%	29	323	28.4%	27.6%	1,436	(1,886)
30yr Total	11,161,389	11,326,089	97.75%	101.48	5.60%	6.53%	17	339	16.4%	14.8%	149,162	(190,732)
Total Pass-Through RMBS	11,411,389	11,573,960	99.89%	101.42	5.57%	6.51%	17	335	16.4%	14.8%	152,610	(194,760)
Structured RMBS
IO 20yr 4.0	5,033	388	0.00%	7.71	4.00%	4.56%	170	64	14.0%	10.2%	2	(2)
IO 30yr 4.0	61,513	11,165	0.10%	18.15	4.00%	4.60%	139	212	4.0%	5.0%	(187)	110
IO 30yr 4.5	2,686	505	0.00%	18.81	4.50%	4.99%	188	158	7.4%	8.6%	(2)	-
IO 30yr 5.0	1,415	280	0.00%	19.75	5.00%	5.37%	189	158	10.4%	4.6%	(3)	1
IO Total	70,647	12,338	0.11%	17.46	4.04%	4.62%	144	198	4.9%	5.5%	(190)	109
IIO 30yr 4.0	15,174	114	0.00%	0.75	0.13%	4.40%	102	246	0.8%	8.3%	71	(47)
Total Structured RMBS	85,821	12,452	0.11%	14.51	3.35%	4.58%	136	207	4.2%	6.0%	(119)	62

Total Mortgage Assets	$11,497,210	$11,586,412	100.00%		5.55%	6.49%	17	334	16.3%	14.7%	$152,491	$(194,698)

		Hedge	Modeled Interest
	Notional	Period	Rate Sensitivity (1)
Hedge	Balance	End	(-50 BPS)	(+50 BPS)
3-Month SOFR Futures	$(390,000)	Dec-26	$(2,438)	$2,438
5-Year Treasury Future(2)	(180,000)	Aug-30	(3,764)	3,708
10-Year Treasury Future(3)	(53,000)	Jan-33	(1,719)	1,694
10-Year Ultra Treasury Future(4)	(60,000)	Nov-35	(2,694)	2,563
ERIS SOFR Swap Futures	(10,000)	Jun-31	(195)	190
Swaps	(7,014,200)	Nov-30	(146,075)	141,324
TBA Short	(155,000)	May-26	(820)	1,386
Hedge Total	$(7,862,200)		$(157,705)	$153,303
Rate Shock Grand Total			$(5,214)	$(41,395)

(1)

Modeled results from Citigroup Global Markets Inc. Yield Book. Interest rate shocks assume instantaneous parallel shifts and horizon prices are calculated assuming constant SOFR option-adjusted spreads. These results are for illustrative purposes only and actual results may differ materially.

(2)	Five-year Treasury futures contracts were valued at prices of $108.18 at March 31, 2026. The market value of the short position was $194.7 million.
(3)	Ten-year Treasury futures contracts were valued at prices of $111.05 at March 31, 2026. The market value of the short position was $58.9 million.
(4)	Ten-year Ultra futures contracts were valued at prices of $113.52 at March 31, 2026. The market value of the short position was $68.1 million.

RMBS Assets by Agency
($ in thousands)
		Percentage
	Fair	of
Asset Category	Value	Portfolio
As of March 31, 2026
Fannie Mae	$5,900,504	52.0%
Freddie Mac	5,438,037	48.0%
Total Mortgage Assets	$11,338,541	100.0%

Investment Company Act of 1940 Whole Pool Test
($ in thousands)
		Percentage
	Fair	of
Asset Category	Value	Portfolio
As of March 31, 2026
Non-Whole Pool Assets	$601,842	5.3%
Whole Pool Assets	10,736,699	94.7%
Total Mortgage Assets	$11,338,541	100.0%

Borrowings By Counterparty
($ in thousands)
			Weighted	Weighted
		% of	Average	Average
	Total	Total	Repo	Maturity	Longest
As of March 31, 2026	Borrowings	Debt	Rate	in Days	Maturity
Wells Fargo Securities, LLC	$548,008	5.0%	3.79%	18	5/21/2026
Citigroup Global Markets Inc	505,729	4.7%	3.78%	11	4/23/2026
Marex Capital Markets Inc.	504,786	4.6%	3.76%	24	6/11/2026
Hidden Road Partners Civ US LLC	501,964	4.6%	3.78%	51	5/28/2026
ABN AMRO Bank N.V.	497,665	4.6%	3.77%	52	5/26/2026
ASL Capital Markets Inc.	489,064	4.5%	3.80%	72	9/21/2026
StoneX Financial Inc.	488,036	4.5%	3.79%	155	9/23/2026
The Bank of Nova Scotia	482,071	4.4%	3.79%	20	4/23/2026
South Street Securities, LLC	477,914	4.4%	3.83%	106	11/13/2026
J.P. Morgan Securities LLC	470,564	4.3%	3.78%	24	4/24/2026
RBC Capital Markets, LLC	454,708	4.2%	3.83%	97	7/27/2026
DV Securities, LLC Repo	450,719	4.1%	3.78%	71	8/21/2026
Cantor Fitzgerald & Co	445,482	4.1%	3.79%	26	5/12/2026
Clear Street LLC	437,924	4.0%	3.79%	69	6/22/2026
Daiwa Securities America Inc.	432,054	4.0%	3.79%	66	6/23/2026
Banco Santander SA	428,017	3.9%	3.79%	38	5/19/2026
Bank of Montreal	424,162	3.9%	3.80%	13	4/13/2026
Goldman, Sachs & Co	412,584	3.8%	3.80%	25	4/27/2026
Merrill Lynch, Pierce, Fenner & Smith	384,964	3.5%	3.81%	16	4/23/2026
ING Financial Markets LLC	376,852	3.5%	3.80%	13	4/13/2026
Mirae Asset Securities (USA) Inc.	332,010	3.1%	3.80%	37	6/17/2026
Brean Capital, LLC	286,317	2.6%	3.79%	17	4/23/2026
Mitsubishi UFJ Securities (USA), Inc.	246,498	2.3%	3.80%	22	4/22/2026
MUFG Securities Canada, Ltd.	236,975	2.2%	3.78%	2	4/2/2026
Nomura Securities International, Inc.	222,189	2.0%	3.79%	71	6/15/2026
Mizuho Securities USA LLC	197,403	1.8%	3.78%	33	5/19/2026
Natixis, New York Branch	97,612	0.9%	3.79%	27	4/27/2026
Lucid Prime Fund, LLC	32,452	0.3%	3.79%	16	4/16/2026
Total Borrowings	$10,864,723	100.0%	3.79%	46	11/13/2026

Contact:

Orchid Island Capital, Inc.

Robert E. Cauley

3305 Flamingo Drive, Vero Beach, Florida 32963

Telephone: (772) 231-1400